[Letterhead of Rosenberg Smith & Partners]



Consent of Independent Chartered Accountants






To the Securities and Exchange Commission


We hereby consent to the use of our report which is dated December 12, 2003, in this Current Report on Form 8-K/A of On The Go Healthcare, Inc., for the years ended July 31,2003 and July 31, 2002 of Compuquest Inc Computer Division.





/s/ Stephen Rosenberg
-----------------------
Stephen Rosenberg
Chartered Accountant

December 16, 2003